Exhibit 99.3

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

Harsco Enters into Definitive Agreement to Sell its
Air-X-Changers Business to Chart Industries for
$592 Million in Cash

•	Positions Harsco with Capital to Drive Growth in Value-Added Environmental Solutions Sector

•	Harsco to Host Conference Call at 8:30 a.m. ET to Discuss Transaction and Earnings

CAMP HILL, PA - May 9, 2019 -- Harsco Corporation (NYSE: HSC) announced today that it has entered into a definitive agreement to sell its Air-X-Changers business to Chart Industries, Inc. (NASDAQ: GTLS) (“Chart”) for $592 million in cash, subject to post-closing adjustments.

The proceeds from the transaction will be used to pay down debt and provide Harsco with additional financial flexibility to continue investing in new innovation and growth opportunities that will strengthen the Company’s capabilities and leadership position in its remaining businesses. Separately, the Company also intends to divest the remaining two businesses within its Industrial segment, IKG and Patterson-Kelley.

Harsco also announced, in a separate press release today, that it has entered into a definitive agreement to acquire Clean Earth, Inc., a specialty waste company, further accelerating its transformation into a global market leader of environmental solutions to the industries it serves.

“The sale of our Air-X-Changers business marks a significant step for Harsco as we focus on delivering superior performance across market cycles and scaling the differentiated and value-added environmental solutions that are becoming important growth drivers for the Company,” said Chairman and CEO Nick Grasberger. “As part of our strategy, we will continue to optimize our portfolio and unlock value for our shareholders by exiting certain businesses. This transaction is a great outcome for Harsco and the Air-X-Changers business. Under Chart’s ownership, Air-X-Changers will become part of a company that is a leading supplier of mission critical equipment to the energy and chemicals industries, and one that is committed to growing the business for the benefit of its customers and employees.”

“This is a perfect match of two companies with complementary strengths,” said Jill Evanko, President and CEO, Chart Industries, Inc. “This strategic acquisition will enable us to build on the strong foundation Harsco has constructed for its Air-X-Changers business. We look forward to integrating the strong management team and very talented team members into the Chart family.”

The transaction, which was approved by the Boards of Directors of both companies, is expected to close in the next few months, subject to customary closing conditions, including receipt of regulatory approval.

Harsco Rail

Harsco’s Rail segment will not be impacted by the strategic transactions announced today. The Company believes it remains an attractive business to scale over the next several years, with new product introductions and geographic expansion. Given these prospects, Harsco believes its Rail segment is well-positioned for growth beyond its previous peak levels.

First Quarter 2019 Earnings

The Company today also announced first quarter 2019 results and its full year 2019 outlook.

Press releases announcing first quarter earnings results and full-year guidance, and the acquisition of Clean Earth, Inc. are available in the “Investor Relations” section of harsco.com.

Advisors

Citigroup Global Markets Inc. is serving as financial advisor to Harsco and Simpson Thacher & Bartlett LLP is serving as the Company’s legal advisor.

Conference Call and Webcast

In light of today’s news, Harsco will host its previously scheduled earnings call at 8:30 a.m. ET to discuss this morning’s strategic announcements and earnings.

Dial-in (US): (800) 611-4920

Dial-in (International): (973) 200-3957

Conference ID: 60531312
Listen-Only Mode and Archived Webcast: www.harsco.com

Replay of the earnings call will be available at www.harsco.com and by telephone through May 23, 2019 by dialing (855) 859-2056, (404) 537-3406 or (800) 585-8367.

About Harsco Corporation

Harsco Corporation is a diversified industrial company providing a range of onsite services and engineered products to the global steel, aluminum, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

FORWARD LOOKING STATEMENTS

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions, including the acquisition of Clean Earth, Inc.; (13) risks associated with the acquisition of Clean Earth, Inc. and the sale of Air-X-Changers generally, such as the inability to obtain, or delays in obtaining, approvals; (14) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements entered into for the acquisition of Clean Earth, Inc. and the sale of Air-X-Changers; (15) potential severe volatility in the capital markets and the impact on the cost of the Company to obtain debt financing as may be necessary to consummate the acquisition of Clean Earth, Inc. ; (16) failure to retain key management and employees of Clean Earth, Inc. and its subsidiaries; (17) the amount and timing of repurchases of the Company's common stock, if any; (18) the outcome of any disputes with customers, contractors and subcontractors; (19) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; and (22) other risk factors listed from time to time in the Company's SEC reports.  A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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